                                                                  EXHIBIT 21.1



                                  SUBSIDIARIES




                                  Conducts Business                 State of
         Name                      Under the Name                Incorporation
         ----                      --------------                -------------
Boomer Marketing, Inc.          Boomer Marketing, Inc.              Oklahoma